SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2007

FOUNTAIN POWERBOAT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-14712	56-1774895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Post Office Drawer 457

Washington, North Carolina 27889

(Address of principal executive offices)

Registrant’s telephone number, including area code: (252) 975-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On December 3, 2007, we issued a press release announcing that our Board of Directors had authorized our Company to repurchase of up to $900,000 of its outstanding common stock as and when market prices make repurchases advantageous. A copy of our press release is attached as an exhibit to this Report.

Item 9.01.	Financial Statements and Exhibits.

Exhibits. The following Exhibit is being furnished with this Report.

Exhibit No.	Exhibit Description
99.1	Copy of our press release dated December 3, 2007

Forward-Looking Statements

This Report and its exhibit contains forward-looking statements, including statements regarding possible future purchases by our Company of our outstanding securities, which involve risks and uncertainties. Actual results could differ materially from those discussed. Factors that could cause or contribute to such differences, include, but are not limited to, both the terms of the repurchase plan and other policies of our Company, as well as legal limitations on our ability to repurchase our securities under applicable securities laws, rules and regulations. For example, the repurchase plan provides that the Company can make market purchases only in compliance with our insider trading policy. We can make repurchases only during the narrow trading windows established under the Company’s insider trading policy. If material information develops related to our Company, we may not be able to repurchase our securities under our insider trading policy even within normal quarterly trading windows. Further limitations on repurchases of securities by the Company are imposed under other securities regulations, including Rule 10b-18, which limits the timing, volume, price and procedures for repurchases by the Company. The repurchase plan terminates on June 30, 2008, unless reauthorized by our Board of Directors. More information about potential factors which could cause actual results to differ from the forward looking statements included in this announcement is included in our filings with the Securities and Exchange Commission, including in the Risk Factors section of the Form 10-K filed with the Securities and Exchange Commission on September 27, 2007 and in subsequent quarterly reports in Form 10-Q All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

FOUNTAIN POWERBOAT INDUSTRIES, INC.
(Registrant)

Date: December 4, 2007	By:	/s/ Irving L. Smith
Irving L. Smith
Chief Financial Officer